Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of Fidelity Financial Trust: Fidelity Convertible Securities Fund, Fidelity Equity-Income II Fund and Fidelity Strategic Dividend & Income Fund of our reports dated January 18, 2007, and Fidelity Independence Fund of our report dated January 23, 2007 on the financial statements and financial highlights included in the November 30, 2006 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 25, 2007